SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 11, 2014

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

Corgenix Board of Directors Announces Exploration of Strategic Alternatives

Corgenix Medical Corporation (OTC BB: CONX.OB), a worldwide developer and marketer of diagnostic test kits announced today that the Company’s Board of Directors has decided to explore strategic alternatives to enhance value for shareholders.  These alternatives could include, among others, possible joint ventures, strategic partnerships or alliances, a sale of the Company or other possible transactions.

President and CEO Douglass T. Simpson said “Given the positive financial results recently reported, and current share price, we believe that now is the right time to explore strategic alternatives. We will continue with our strategy of reducing cost, driving efficiency and pursuing opportunities provided by our cardiovascular biomarker technology and contract services business.”

Inverness Advisors, a division of KEMA Partners LLC, is serving as financial advisor to Corgenix.

There can be no assurance that this exploration process will result in any transaction. The Company does not currently intend to disclose further developments with respect to this process, unless and until its Board of Directors approves a specific transaction or otherwise concludes the review of strategic alternatives.

About Corgenix

Corgenix is a leader in the development and manufacturing of specialized diagnostic kits for immunology disorders, vascular diseases (including the world’s only non-blood-based test for aspirin effect), bone and joint disorders and a line of unique detection products for viral hemorrhagic disease. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. The company currently sells over 50 diagnostic products through a global distribution network and has significant experience in product submissions to the FDA and other worldwide regulatory authorities. Additionally, Corgenix contract develops and manufactures products for key medical and life science companies in state-of-the-art facilities in Colorado. The company operates under a Quality Management System that is ISO 13485:2012 certified and compliant with FDA regulations. More information is available at www.corgenix.com (Corporate website) and www.corgenix.net (Contract Services website).

Company Contact:

Corgenix Medical Corp.

William Critchfield, Senior VP Operations and Finance and CFO

Phone: 303-453-8903

Email: wcritchfield@corgenix.com

Media Contact:

Armada Medical Marketing

Dan Snyders, Vice President and Public Relations Supervisor

Phone: 303-623-1190 x230

Email: dan@armadamedical.com

Statements in this press release that are not strictly historical facts are “forward-looking” statements (identified by the words “believe”, “estimate”, “project”, “expect” or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are inherently uncertain, are based on management’s current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, and in the Company’s subsequent filings with the Securities and Exchange Commission. The statements in this press release are made as of today, based upon information currently known to management, and the Company does not undertake any obligation or intend to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2014	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer